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                                                                   EXHIBIT 10.33

                             NEENAH FOUNDRY COMPANY
                      2003 MANAGEMENT EQUITY INCENTIVE PLAN

1. Purpose.

          This plan shall be known as the Neenah Foundry Company 2003 Management Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Neenah Foundry Company (the "Company") and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and the Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options and restricted stock awards may be made under the Plan.

2. Definitions. For purposes of this Plan, except when the context clearly indicates otherwise, the following terms shall have the meanings set forth below.

     "ACP" means ACP Holding Company, a Delaware corporation.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as amended from time to time.

     "Board of Directors" and "Board" mean the board of directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board or such other committee that consists solely of two or more individuals, each of whom is a Non-Employee Director and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

     "Common Stock" means ACP's Common Stock, par value $0.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

     "Company" has the meaning set forth in Section 1 hereof.

     "Company Group" means ACP, the Company and their respective Subsidiaries.

     "Effective Date" means the effective date of the Plan of Reorganization.

     "Employment Agreement" means the written agreement between any Plan Participant and the Company or any of its Subsidiaries pursuant to which such Plan Participant becomes employed by any member of the Company Group.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     "Fair Market Value" of a share of Common Stock of ACP means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the effective date of the Plan of Reorganization, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with
Section 422 of the Code; provided, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

     "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

     "Good Reason" means, with respect to any Plan Participant, the termination of such Plan Participant's employment by way of a material change in position, authority, duties, responsibilities or status that results in or reflects (1) a material diminution of scope or importance, reduction in base pay or annual bonus target, material reduction in the aggregate level of benefits, (2) unreasonable relocation of primary employment to a location more than fifty (50) miles from current work location or (3) solely with respect to William Barrett, the failure of the Company to nominate Mr. Barrett to the boards of directors of ACP and each of its Subsidiaries. For avoidance of doubt, a reduction in base pay or annual bonus target and the relocation of primary employment to a location more than fifty (50) miles from current work location, in each case, shall constitute a material change in position, authority, duties, responsibilities or status.

     "Grant Agreement" means, in the case of each Initial Plan Participant, such person's Employment Agreement, and in each other case, the written agreement that each Plan Participant is required to enter into with the Company and ACP containing the terms and conditions of such grant as are determined by the Committee, in its sole discretion, consistent with the Plan.

     "Incentive Stock Option" means an option conforming to the requirements of
Section 422 of the Code and any successor thereto.

     "Initial Plan Participants" means each of William Barrett, Gary LaChey, Joseph DeRita, Frank Headington, Timothy Koller, William Martin, Joseph Varkoly, Steve Shaffer, and John Andrews.

     "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

     "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.


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     "Plan" has the meaning set forth in Section 1 hereof.

     "Plan Participant" means each Initial Plan Participant and any other employee of the Company Group selected by the Board or the Committee.

     "Plan of Reorganization" means the Joint Prepackaged Plan of Reorganization of ACP, NFC Castings, Inc., the Company and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated July 1, 2003, including the Plan Supplement and other supplements, appendices and schedules to the Plan, in each case, as amended or supplemented on or before the Effective Date.

     "Shares" has the meaning set forth in Section 4 hereof.

     "Significant Injury" means significant economic or reputational injury or both (such determination to be made by the Board in its reasonable judgment) to the Company Group.

     "Subsidiary" of any Person means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by such Person.

     "Transaction" has the meaning given to such term in Section 13 hereof.

3. Administration.

          The Plan shall be administered by the Committee; provided, that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan and the terms of any Grant Agreement (including the Grant Agreements of the Initial Plan Participants), the Committee shall be authorized to: (i) select persons to participate in the Plan; (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made; (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan; (iv) certify that the conditions and restrictions applicable to any grant have been met; (v) modify the terms of grants made under the Plan; (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States; (vii) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and (viii) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; provided, that in no event shall any amendment, notification, adjustment, correction or supplement to the Plan pursuant to the foregoing clauses (i) through (viii) adversely


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affect any Plan Participant without such Plan Participant's consent. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

          The expenses of administering the Plan shall be borne by the Company.

4. Shares Available for the Plan.

          Subject to adjustments as provided in Section 13, an aggregate of 8,000,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan. Set forth on Schedule I attached hereto are the total number of Shares being issued to the Initial Plan Participants on the Effective Date in the form of restricted stock. The Shares set forth on Schedule I are being issued to each Initial Plan Participant in consideration for the services that have been performed by such Initial Plan Participant in connection with the reorganization of the Company Group pursuant to the Plan of Reorganization.

          Without limiting the generality of the foregoing provisions of this
Section 4 or the generality of the provisions of Sections 3, 6 or 14 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the then-outstanding options.

5. Participation.

          Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and the Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any Grant Agreement shall confer any right on a participant to continue in the employ as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed


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to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

          Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. Incentive and Non-qualified Options.

          The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided, that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

          It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options and any grant of such options shall state this, that any Incentive Stock Options granted comply with Section 6(c) herein and otherwise be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

          (a) Price. The price per Share deliverable upon the exercise of each option (the "exercise price") shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

          (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair


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Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, or (iv) by any combination of the foregoing.

          In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

          (c) Terms of Options. Notwithstanding anything to the contrary contained herein, all Incentive Stock Options (i) shall have an exercise price per share of Common Stock of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than 10 years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Plan Participant to whom such Incentive Stock Options were granted, may be exercised only by such Plan Participant (or his guardian or legal representative), and
(iv) shall be exercisable only during the Plan Participant's employment by the Company; provided, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending upon either (x) the termination of this Plan in the event of a Plan Participant's death while an employee of the Company, or (y) the date which is three months after termination of the Plan Participant's employment for any other reason; provided further, that if an Incentive Stock Option is granted to a person who owns, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company in existence on such date of grant), (A) the price at which each share of Common Stock may be purchased upon exercise of such Incentive Stock Option may not be less than 110% of the Fair Market Value of such share on the date of grant, and
(B) the Incentive Stock Option, by its terms, may not be exercised more than five years after the date of grant. The Committee's discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply to the extent that (i) the Plan Participant was entitled to exercise such Incentive Stock Option on the date of termination and


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(ii) such Incentive Stock Option would not have expired had the Plan Participant continued to be employed by the Company.

          No option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

          (d) Limitations on Grants. If required by Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all equity incentive plans of the Company and the Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

7. Restricted Stock.

          In addition to the Shares of restricted stock granted to the Initial Plan Participants, the Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines.(1) Each grant of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Shares and such other terms and conditions as the Committee shall determine consistent with this Plan.

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(1)  Limitation, if any, on the number of shares that may be the subject of grants of restricted stock under the Plan to be determined.


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          Except as otherwise provided in any Grant Agreement, the participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Except as otherwise provided in any Grant Agreement, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and, following the end of such period of restriction, during any period during which such Shares may not be sold pursuant to the first sentence of the next following paragraph of the Plan, will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Only with respect to grants of Non-qualified Stock Options or restricted stock, each Grant Agreement may provide that the recipient of the grant shall make an effective election under Section 83(b) of the Code within thirty (30) days receipt of such Non-qualified Stock Options or restricted stock. Except as otherwise provided in any Grant Agreement, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock, including vesting restrictions to the extent the related shares of restricted stock are subject to vesting.

          Except as otherwise provided in the Grant Agreement, during the period in which a participant is a director, officer or employee of, or performing other services for the Company or a Subsidiary, any Shares granted pursuant to a restricted stock award may not be sold, transferred, pledged, exchanged, assigned, hypothecated, or otherwise disposed of until all applicable restrictions have lapsed with respect to all Shares subject to such award. Except as otherwise provided in any Grant Agreement, at such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

8. Withholding Taxes.

          (a) Participant Election. If permitted by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 8(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b)


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with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

          (b) Company Requirement. The Company shall be entitled, if necessary or desirable, to withhold amounts due and payable by the Company to any Plan Participant (including salary or bonus) either pursuant to Section 8(a) or this
Section 8(b), the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company may defer any such grant or delivery of Shares unless indemnified to its satisfaction for such withholding obligation.

9. Change in Control.

          The Committee may set forth in any Grant Agreement the effect, if any, that a "change in control" or other, similar transaction shall have on any options or restricted stock awards granted hereunder.

10. Transferability.

          Unless otherwise provided in any Grant Agreement, no option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant's Family Member by gift or a qualified domestic relations order as defined by the Code. Unless otherwise provided in any Grant Agreement, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided, that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option granted under the Plan and transferred as permitted by this Section 10, and any transferee of any such option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

11. Listing, Registration and Qualification.

          If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

12. Transfer of Employee.

          Unless there shall otherwise be an event constituting Good Reason, the transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment; nor shall


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it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence that is considered by the Committee as continuing intact the employment relationship.

13. Adjustments.

          In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of ACP, the Committee shall make such equitable adjustments as it determines in good faith are necessary or appropriate (i) in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), (ii) in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and (iii) in the exercise price of outstanding options, but in each case only to the extent necessary to prevent enlargement or reduction of (A) in the case of clause (i), the number of Shares available for issuance under the Plan as a percentage of ACP's capitalization immediately prior to such change, and
(B) in the case of clauses (ii) and (iii), the value of the rights of the holders of grants under the Plan immediately prior to such change. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          Except as otherwise provided in any Grant Agreement, in the event of
(A) a merger or consolidation of ACP or any other member of the Company Group,
(B) the sale, lease, exchange or other disposition of all or substantially all of the assets of ACP or any other member of the Company Group or (C) the liquidation or dissolution of ACP or any other member of the Company Group (each a "Transaction"), the Plan and any options or restricted stock awards granted hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding option or restricted stock award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each optionee or grantee shall be entitled to receive in respect of each Share subject to any outstanding options or restricted stock awards, as the case may be, upon exercise of any option or payment or transfer in respect of any restricted stock award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions that were applicable to the options and restricted stock awards prior to such Transaction, but giving effect to the Transaction.

14. Amendment or Substitution of Awards under the Plan.

          The terms of any outstanding award, payment, grant or incentive under the Plan may be amended from time to time by the Committee solely to provide rights under the Plan that are more favorable to any Plan Participant; provided, that if such amendment adversely affects


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the rights of any Plan Participant, such amendment shall be deemed to affect such Plan Participant only upon such Plan Participant's written consent.

15. Commencement Date; Termination Date.

          The date of commencement of the Plan shall be the Effective Date.

          No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Plan Participant, without such Plan Participant's written consent, under any grant of options or other incentives theretofore granted under the Plan.

16. Severability.

          Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

17. Governing Law.

          The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

                                     * * * *


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                                   SCHEDULE I

                              On file with Company